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                                                                   Exhibit 99.e

                        PRINCIPAL UNDERWRITING AGREEMENT


     THIS PRINCIPAL UNDERWRITING AGREEMENT, dated as of [DATE OF CLOSING], between ATLAS FUNDS, a Delaware statutory trust (the "Trust"), and ATLAS SECURITIES, INC., a California corporation ("Distributor"), is made with reference to the following facts:

     A. The Trust is an open-end management investment company.

     B. Distributor has the facilities to sell and distribute the shares of capital stock of the various series established from time to time by the Trust (individually and collectively, a "Fund" and the "Funds").

     C. The Trust and Distributor desire to enter into an agreement to take effect [AS OF DATE OF CLOSING].

     NOW, THEREFORE, the parties agree as follows:

     1. Distributor shall be the exclusive principal underwriter for the sale of shares of the Funds, except as otherwise provided pursuant to paragraph 20 hereof. The terms "shares of the Funds" or "shares" as used herein shall mean shares of capital stock issued by the various series established by the Trust.

     2. In sale of shares of the Funds, Distributor shall act as agent of the Trust except in any transaction in which Distributor sells such shares as a dealer to the public, in which event Distributor shall act as principal for its own account.

     3. The Trust shall sell shares only through Distributor except that the Trust may at any time:

         (a) Issue shares to any corporation, association, trust, partnership, or other organization, or its, or their, security holders, beneficiaries, or members, in connection with a merger, consolidation, or reorganization to which the Trust is a party, or in connection with the acquisition of all or substantially all the property and assets of such corporation, association, trust, partnership, or other organization;

         (b) Issue shares at net asset value to the holders of shares of other series of the Trust or shares of beneficial interest of other investment companies managed by Atlas Advisers, Inc. pursuant to any exchange or reinvestment option made available as described in a current Prospectus for the Funds;

         (c) Issue shares at net asset value to its shareholders in connection with the reinvestment of dividends and other distributions paid by the Funds;

         (d) Issue shares at net asset value to Directors, officers, and employees of



 Principal Underwriting Agreement between Atlas Funds and Atlas Securities, Inc.
                         Dated [AS OF DATE OF CLOSING]

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the Trust, its investment manager, any principal underwriter of the Trust, and their affiliates or affiliates of Golden West Financial Corporation, including any trust, pension, profit sharing, or other benefit plan established for such persons, registered representatives and other employees of dealers having Selling Agreements with Distributor and with respect to all such persons listed, their respective spouse, siblings, parents and children, and to other persons as permitted by applicable rules adopted by the Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), as in effect from time to time and to other persons as described in a Prospectus for the Funds;

         (e) Issue shares at net asset value to the sponsor organization, custodian, or depository of a periodic or single payment plan, or similar plan for the purchase of shares of the Funds, purchasing for such plan; and

         (f) Issue shares in the course of any other transaction specifically provided for in a Prospectus for the Funds, or upon obtaining the written consent of Distributor thereto.

     4. Distributor shall devote its best efforts to the sale of shares of the Funds and shares of any other mutual funds managed by Atlas Advisers, Inc., for which Distributor has been authorized to act as a principal underwriter for the sale of their shares. Distributor shall maintain a sales organization suited to the sale of shares of the Funds and shall use its best efforts to effect such sales in countries as to which the Trust shall have expressly waived in writing its right to designate another principal underwriter pursuant to paragraph 20 hereof, and shall effect and maintain appropriate qualification to do so in all those jurisdictions in which it sells or offers shares for sale and in which qualification is required.

     5. Within the United States of America, Distributor shall offer and sell shares only to such broker-dealers as are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") , or to persons legally engaged in securities sales activities who are exempt from NASD membership in accord with applicable law. Shares sold to such broker-dealers or other sellers of securities shall be for resale by such persons only at the public offering price set forth in an effective Prospectus, which is part of the Trust's Registration Statement in effect under the Securities Act of 1933 (the 1933 Act"), as amended, at the time of such offer or sale (herein, the "Prospectus"). Distributor may sell shares to such persons (a "dealer" or "dealers") at such discounts from said public offering price as are set forth in the Prospectus, and/or in a Selling Agreement between Distributor and the dealer, but neither such discounts nor commissions shall exceed the sales charge or discounts referred to in the Prospectus. Distributor shall not without the consent of the Trust sell or offer for sale any shares of a Fund other than as principal underwriter under this Agreement.

     6. In its sales to dealers, it shall be the responsibility of Distributor to insure that such dealers are appropriately qualified to transact business in securities under applicable laws, rules, and regulations promulgated by such national, state, local, or other governmental or quasigovernmental authorities as may in a particular instance have jurisdiction.

     7. The applicable public offering price of shares shall be the price which is equal to the net asset value per share plus such sales charge as may be provided for in the

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Prospectus. Net asset value per share shall be determined for the Funds in the manner and at the time or times set forth in the subject to the provisions of the Prospectus of the Fund.

     8. All orders for shares received by Distributor, unless rejected by Distributor or the Trust, shall be forwarded by the Distributor to the Transfer Agent upon receipt and the Transfer Agent upon receipt will confirm an offering price determined in accordance with the provisions of the Prospectus and the Act, and applicable rules in effect thereunder. Distributor shall not hold orders subject to acceptance nor otherwise delay their execution. The provisions of this paragraph shall not be construed to restrict the right of the Trust to withhold shares of the Funds from sale under paragraph 17 hereof.

     9. The Trust or the Transfer Agent shall be promptly advised of all orders received, and shall cause shares of Funds to be issued upon payment received in accord with policies established by the Trust and Distributor.

     10. Distributor shall adopt and follow procedures as approved by the officers of the Trust for the confirmation of sales to dealers, the collection of amounts payable by dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and the Act, as such requirements may from time to time exist.

     11. The compensation for the services of Distributor as a principal underwriter under this Agreement shall be that part of the sales charge which is retained by Distributor after allowance of discounts to dealers as provided for in paragraph 5 hereof.

     12. The Trust agrees to use its best efforts to maintain its registration as an open-end management investment company under the Act.

     13. The Trust agrees to use its best efforts to maintain an effective prospectus under the 1933 Act, and warrants that such prospectus will contain all statements required by and will conform with the requirements of the 1933 Act and the rules and regulations thereunder, and that no part of any such prospectus, at the time the Registration Statement of which it is a part is ordered effective, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Distributor agrees and warrants that it will not in the sale of Fund shares use any prospectus, advertising, or sales literature not approved by the Trust or its officers nor make any untrue statement of a material fact nor omit the stating of a material fact necessary in order to make the statements made, in the light of the circumstances under which they made, not misleading.

     14. Subject to the requirements and restrictions of the Act and the 1933 Act and the rules and regulations promulgated thereunder.

         (a) Distributor agrees to indemnify and hold the Trust harmless from any and all loss, expense, damage, and liability resulting from a breach by Distributor of the agreements and warranties in paragraph 13, and from the use of any sales literature, information, statistics, or other aid or device prepared and employed by the Distributor and not approved by the Trust in connection with the sale of shares of the Funds; and

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         (b) The Trust agrees (i) not to hold Distributor or any of its officers or employees liable for, and (ii) to indemnify or insure the Distributor and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder (excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misconduct or gross negligence, or in violation of applicable law) or arising out of an act or omission of the custodian, or of any broker or agent selected by the Distributor in a commercially reasonable manner.

     15. To the extent permitted under the Trust's Distribution Plan adopted under Rule 12b-1 under the Act, the expense of each printing of each Prospectus and each revision thereof or addition thereto deemed necessary by the Trust officers to meet the requirements of applicable laws shall be borne by the Trust.

     16. The Trust agrees to use its best efforts to qualify and maintain the qualification of an appropriate number of its shares for sale under the securities laws of such states as Distributor and the Trust may approve. Any such qualification may be withheld, terminated, or withdrawn by the Trust at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Trust, but Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust or its counsel in connection with such qualifications.

     17. The Trust may withhold shares of the Funds from sale in any state or country temporarily or permanently if, in the opinion of its counsel, such offer or sale would be contrary to law or if the Board of Trustees or the President or any Vice President of the Trust determines that such offer or sale is not in the best interest of the Trust. The Trust will give prompt notice to Distributor of any withholding and will indemnify it against any loss suffered by Distributor as a result of such withholding by reason of non-delivery of Fund shares after a good faith confirmation by Distributor of sales thereof prior to receipt of such withholding.

     18. (a) This Agreement may be terminated at any time, without payment of any penalty, by the Trust on sixty (60) days' written notice to Distributor, or by Distributor on like notice to the Trust.

         (b) The Agreement may be terminated by either party upon five (5) days' written notice to the other party in the event that the Securities and Exchange Commission has issued an order or obtained an injunction or other court order suspending effectiveness of the Registration Statement covering the shares of the Funds.

         (c) This Agreement may also be terminated by the Trust upon five (5) days' written notice to Distributor, should the NASD expel Distributor or suspend its membership in that organization.

     Distributor shall inform the Trust promptly of the institution of any proceedings against it by the Securities and Exchange Commission, the NASD or any state regulatory authority.

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The Trust shall inform Distributor promptly of the institution of any proceedings against it by the Securities and Exchange Commission, the NASD or any state regulatory authority, of the revocation, expiration or suspension of qualification of the Trust's securities in any state or other jurisdiction in which such securities have been or will be qualified.

     19. This Agreement shall not be assignable by either party hereto without the prior written permission of the other party and in the event of assignment without such permission shall automatically terminate forthwith. The term "assignment" shall have the meaning defined in the Act.

     20. The Trust may, upon sixty (60) days' written notice to Distributor from time to time designate other principal underwriters of their shares with respect to areas other than the North American continent, Hawaii, Puerto Rico, and such countries as to which the Trust may have expressly waived in writing its right to make such designation. In the event of such designation, the right of Distributor under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the provisions of paragraphs 18 and 19 hereof.

     21. No provision of this Agreement shall protect or purport to protect Distributor against any liability to the Trust or holders of shares of the Funds for which Distributor would otherwise be liable by reason of willful misfeasance, bad faith, or negligence.

     22. Unless sooner terminated in accordance with the provisions of paragraphs 18 and 19 hereof, this Agreement shall continue in effect until
[           , 2004] and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (within the meaning of the 1940 Act) of the Trust or Distributor cast in person at a meeting called for the purpose of voting on such approval, and (ii) either the Board of Trustees of the Trust or a vote of a majority (within the meaning of the 1940 Act) of the outstanding voting securities of the Trust.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate original by their officers thereunder duly authorized and their trust and corporation seals to be affixed as of the day and year first written above.


                                     ATLAS FUNDS
                                     a Delaware statutory trust


                                     By:
                                        -------------------------------------
                                              W. Lawrence Key
                                              Chief Operating Officer and
                                              Group Senior Vice President



                                     ATLAS SECURITIES, INC.
                                     a California corporation



                                     By:
                                        -------------------------------------
                                              W. Lawrence Key
                                              Chief Operating Officer and
                                              Group Senior Vice President

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